Exhibit 10.5

Amendment to Share Escrow Agreement

THIS AMENDMENT TO SHARE ESCROW AGREEMENT (this “Amendment”) is made and entered into as of September 29, 2021, by and among (i) Galileo Acquisition Corp., a Cayman Islands exempted company (together with its successors, including without limitation after the Domestication (as defined below), the “Company”), (ii) Galileo Founders Holdings, L.P., a Delaware limited partnership (the “Sponsor”) and (iii) Continental Stock Transfer & Trust Company, a New York corporation, as escrow agent (“Escrow Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Share Escrow Agreement (as defined below).

RECITALS

WHEREAS, the Company, Sponsor and Escrow Agent are parties to that certain Share Escrow Agreement, dated as of October 17, 2019 (the “Share Escrow Agreement”), pursuant to which Sponsor, as a condition to the Company’s initial public offering, agreed to deposit 3,450,000 ordinary shares of the Company which were originally issued to Sponsor as “insider shares” (as described in the Prospectus) prior to the Company’s initial public offering (together with any shares of Common Stock issued in exchange for such shares in the Domestication, the “Insider Shares”) into escrow with the Escrow Agent;

WHEREAS, on or about the date hereof, (i) the Company, (ii) Galileo Acquisition Holdings Inc., a Delaware corporation (“Merger Sub”), and a wholly-owned subsidiary of the Company, (iii) Sponsor, in the capacity as the purchaser representative thereunder, (iv) Fortis Advisors LLC, in the capacity as the seller representative thereunder, and (v) Shapeways, Inc., a Delaware corporation (“Shapeways”), entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, among other matters, (i) the Company shall continue out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation (the “Domestication”) pursuant to the Cayman Islands Companies Law and the applicable provisions of Delaware General Corporation Law (the “DGCL”), (ii) Merger Sub will merge with and into Shapeways, with Shapeways continuing as the surviving entity (the “Merger”), and (iii) as a result of which, among other matters, all of the issued and outstanding capital stock of Shapeways immediately prior to the Effective Time (as defined in the Merger Agreement) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each stockholder of Shapeways to receive its share of the Stockholder Merger Consideration (as defined in the Merger Agreement) as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL;

WHEREAS, in connection with the Merger Agreement, the parties hereto desire to amend the Share Escrow Agreement to revise the terms thereof in order to reflect the transactions contemplated by the Merger Agreement, including, without limitation, to modify the “Escrow Period” under the Share Escrow Agreement to align with the lock-up period reflected in the Lock-Up Agreements entered into by Galileo and certain Shapeways stockholders simultaneously with the Merger Agreement (subject to the terms set forth herein).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to Share Escrow Agreement. The parties hereto hereby agree to the following amendments to the Share Escrow Agreement:

(a) The defined terms in this Amendment, including without limitation in the preamble and recitals hereto, are hereby added to the Share Escrow Agreement as if they were set forth therein.

(b) The parties hereby agree that the term “Escrow Shares” as used in the Share Escrow Agreement shall include any and all shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) into which the Insider Shares on deposit with the Escrow Agent automatically convert upon the effectiveness of the Domestication (and any other securities of the Company or any successor entity issued in consideration of (including without limitation as a stock split, dividend or distribution) or in exchange for any of such securities), which shares of Common Stock shall continue to be held as Escrow Shares after the closing of the transactions contemplated by the Merger Agreement (the “Closing”), in accordance with the terms and conditions of the Share Escrow Agreement, as amended by this Amendment. The parties further agree that any reference in the Share Escrow Agreement to “Ordinary Shares” will instead refer to the Common Stock (and any other securities of the Company or any successor entity issued in consideration of (including without limitation as a stock split, dividend or distribution) or in exchange for any of such securities).

(c) The parties hereby agree that, effective and conditioned upon the Closing, Section 3.1 of the Share Escrow Agreement is hereby amended to state the following: “The Escrow Agent shall hold the Certificates during the period (the “Escrow Period”) commencing on the date hereof, ending on the earlier of (x) 180 days after the date of the Closing, and (y) the date after the Closing on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange their equity holdings in the Company for cash, securities or other property. As promptly as possible after the occurrence of an event resulting in the ending of the Escrow Period, the Company will notify and certify to the Escrow Agent in writing that a transaction described in the preceding sentence has been consummated, and the Escrow Agent will thereupon release the Escrow Shares to the Sponsor. As promptly as possible after the occurrence of any such event, the Company will notify and certify to the Escrow Agent in writing that a transaction described in the preceding sentence has been consummated, and the Escrow Agent will thereupon release the Escrow Shares to the Sponsor.”

2. Effectiveness. Notwithstanding anything to the contrary contained herein, this Amendment shall only become effective upon the Closing. In the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

3. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Share Escrow Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Share Escrow Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Share Escrow Agreement in the Share Escrow Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Share Escrow Agreement, as amended by this Amendment (or as the Share Escrow Agreement may be further amended or modified in accordance with the terms thereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Share Escrow Agreement, including without limitation Section 6.1 thereof.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to Share Escrow Agreement to be executed and delivered as of the date first written above.

The Company:
GALILEO ACQUISITION CORP.
By:	/s/ Luca Giacometti
Name:	Luca Giacometti
Title:	Chairman & Chief Executive Officer
Initial Shareholders:
GALILEO FOUNDERS HOLDINGS, L.P.
By:	GALILEO FOUNDERS GP CORP., its General Partner
By:	/s/ Alberto Recchi
Name:	Alberto Recchi
Title:	President

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The Escrow Agent:
Continental Stock Transfer & Trust Company

By:	/s/ Ana Gois
Name:	Ana Gois
Title:	Vice President

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Accepted and Agreed by:

EarlyBirdCapital, Inc.

By:	/s/ Mike Powell
Name:	Mike Powell
Title:	Senior Managing Director

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